                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                           WESCO INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          -------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          -------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          -------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          -------------------------------------------------------------

     (3)  Filing Party:

          -------------------------------------------------------------

     (4)  Date Filed:

          -------------------------------------------------------------

                                                      [WESCO INTERNATIONAL LOGO]

                                                     2004
                               -------------------------------------------------
                               -------------------------------------------------

                                           Notice of Annual Meeting
                                              and Proxy Statement

WESCO INTERNATIONAL, INC.
-----------------------------------
225 West Station Square Drive, Suite 700
Pittsburgh, PA 15219

                           WESCO INTERNATIONAL, INC.
                    225 WEST STATION SQUARE DRIVE, SUITE 700
                         PITTSBURGH, PENNSYLVANIA 15219

                 NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

                                  May 19, 2004

     The Annual Meeting of the Stockholders of WESCO International, Inc. will be held on Wednesday, May 19, 2004, at 2:00 p.m., E.D.S.T., at WESCO Corporate Headquarters, located at 225 West Station Square Drive, Suite 700, Pittsburgh, Pennsylvania 15219, to consider and take action on the following:

          1) Election of a class of three directors for a three-year term expiring in 2007; and

          2) Transaction of any other business properly brought before the meeting.

     The Board of Directors recommends a vote in favor of these proposals. Stockholders of record at the close of business on April 5, 2004 will be entitled to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote will be available at the Annual Meeting and during ordinary business hours for ten days prior to the meeting at our corporate offices, 225 West Station Square Drive, Suite 700, Pittsburgh, Pennsylvania, 15219, for examination by any holder of record for any legally valid purpose.

     WESCO International, Inc. stockholders or their authorized representatives by proxy may attend the meeting. If your shares are held through an intermediary such as a broker or a bank, you should present proof of your ownership at the meeting. Proof of ownership could include a proxy from your bank or broker or a copy of your account statement.

     Most stockholders of record have a choice of voting over the Internet, by telephone, or by returning the enclosed proxy card. You should check your proxy card or information forwarded by your bank, broker or other holder of record to see which options are available to you.

     In order to assure a quorum, it is important that stockholders who do not expect to attend the meeting in person either fill in, sign, date, and return the enclosed proxy in the accompanying envelope or otherwise make arrangements to vote via telephone or over the Internet.

                                          By order of the Board of Directors,

                                          /s/ Daniel A. Brailer
                                          DANIEL A. BRAILER
                                          Secretary

                           WESCO INTERNATIONAL, INC.
                    225 WEST STATION SQUARE DRIVE, SUITE 700
                         PITTSBURGH, PENNSYLVANIA 15219

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 2004

                   PROXY SOLICITATION AND VOTING INFORMATION

     The accompanying proxy is solicited by the Board of Directors of WESCO International, Inc. (the "Company") for use at the Annual Meeting of the Stockholders (the "Annual Meeting") to be held on May 19, 2004, at WESCO Corporate Headquarters, located at 225 West Station Square Drive, Suite 700 Pittsburgh, Pennsylvania 15219, at 2:00 p.m., local time, and at any adjournment or postponement thereof. The proxies will be voted if properly signed, received by the Secretary of the Company prior to the close of voting at the Annual Meeting, and not revoked. If no direction is given in the proxy, it will be voted "FOR" the proposals set forth in this Proxy Statement, including election of the directors nominated by the Board of Directors. The Company has not received timely notice of any stockholder proposals for presentation at the Annual Meeting as required by Section 14a-4(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Alternatively, stockholders may be entitled to vote over the Internet or by telephone; individual stockholders should check the enclosed proxy card or the information forwarded to them by their bank, broker or other holder of record to see whether these options are available to them. Action will be taken at the Annual Meeting for the election of directors, and any other business that properly comes before the meeting, and the proxy holders have the right to and will vote in accordance with their judgment.

     A stockholder who has returned a proxy via mail, telephone or Internet may revoke it at any time before it is voted at the Annual Meeting by delivering a revised proxy bearing a later date, by voting by ballot at the Annual Meeting, or by delivering a written notice withdrawing the proxy to the Secretary of the Company at the address set forth above.

     This Proxy Statement, together with the accompanying proxy card, is first being mailed to stockholders on or about April 19, 2004. The Company's 2003 Annual Report to Stockholders accompanies this Proxy Statement. The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, telephone and the Internet, the Board of Directors of the Company (the "Board"), without receiving additional compensation for this service, may solicit in person. Arrangements also will be made with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy soliciting material to the beneficial owners of the Common Stock, par value $.01 per share, of the Company ("Common Stock") held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so. The cost of this proxy solicitation will consist primarily of printing, legal fees, and postage and handling.

     Holders of Common Stock at the close of business on April 5, 2004 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. On that date 41,346,481 shares of Common Stock were issued and outstanding.

     The presence, in person or by proxy, of stockholders holding at least a majority of the shares of Common Stock outstanding will constitute a quorum for the transaction of business at the Annual Meeting. Holders of Common Stock are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder. The election of directors will be determined by a plurality of the votes cast at such election, and will require the affirmative vote of the holders of a majority of the votes present at the meeting.

                                    PROPOSAL

                  BOARD OF DIRECTORS AND ELECTION OF DIRECTORS

     The Board of Directors of the Company (the "Board") consists of nine members, divided into three classes. The terms of office of the three classes of directors (Class I, Class II and Class III) end in successive years. The current term of the Class II directors expires this year, and their successors are to be elected at the Annual Meeting for a three-year term expiring in 2007. The terms of the Class I and Class III directors do not expire until 2006 and 2005, respectively.

     The Board has nominated Sandra Beach Lin, Robert J. Tarr, Jr. and Kenneth
L. Way for election as Class II directors. The nominees for Class II directors have previously served as members of the Board. The accompanying proxy will be voted for the election of Ms. Lin and Messrs. Tarr, and Way, unless authority to vote for one or more of the nominees is withheld. In the event that any of the nominees is unable or unwilling to serve as a director for any reason (which is not anticipated), the proxy will be voted for the election of any substitute nominee designated by the Board.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES.

               CLASS II DIRECTORS -- PRESENT TERM EXPIRES IN 2004

SANDRA BEACH LIN.....................................   Ms. Lin joined Alcoa Closure Systems
  Age: 46                                               International in 2002 as President following
  Director since 2002                                   20 years of business experience in the
                                                        specialty chemicals, medical products, and
                                                        automotive components industries. She joined
                                                        Honeywell (then AlliedSignal) in 1994 and
                                                        held various general management positions,
                                                        most recently serving as President of Bendix
                                                        Commercial Vehicle Systems. Before joining
                                                        Honeywell, she held a variety of business
                                                        segment general management, product
                                                        marketing, and sales roles at Smith & Nephew
                                                        Perry, Crest Ultrasonics, and American
                                                        Cyanamid. Ms. Lin is a member of the
                                                        Committee of 200, an international,
                                                        professional organization of preeminent women
                                                        entrepreneurs and corporate leaders. She is
                                                        also a member of the Board of the Tauber
                                                        Manufacturing Institute at the University of
                                                        Michigan.

ROBERT J. TARR, JR...................................   Mr. Tarr is a professional director and
  Age: 60                                               private investor. He is also a special
  Director since 1998                                   partner of Chartwell Investments, LLP, a
                                                        private equity firm. He was the Chairman,
                                                        Chief Executive Officer and President of
                                                        HomeRuns.com, Inc. from February 2000 to
                                                        September 2001. Prior to joining
                                                        HomeRuns.com, he worked for more than 20
                                                        years in senior executive roles for Harcourt
                                                        General, Inc., including six years as
                                                        President, Chief Executive Officer and Chief
                                                        Operating Officer of Harcourt General, Inc.
                                                        (formerly General Cinema Corporation) and The
                                                        Neiman Marcus Group, Inc. Mr. Tarr is also a
                                                        director of the John Hancock Financial
                                                        Services, Inc., and Barneys New York, Inc.

KENNETH L. WAY.......................................   Mr. Way served as Chairman of Lear
  Age: 64                                               Corporation from 1988 to 2003, and has been
  Director since 1998                                   affiliated with Lear Corporation and its
                                                        predecessor companies for 36 years in
                                                        engineering, manufacturing and general
                                                        management capacities. Mr. Way retired on
                                                        January 1, 2003, yet remains a member of
                                                        Lear's Board of Directors. Mr. Way is also a
                                                        director of Comerica, Inc. and CMS Energy
                                                        Corporation, and is on the boards of trustees
                                                        for Kettering University and Henry Ford
                                                        Health Systems.

                          CLASS I DIRECTORS -- PRESENT TERM EXPIRES IN 2006

MICHAEL J. CHESHIRE..................................   Mr. Cheshire was the Chairman and Chief
  Age: 55                                               Executive Officer of Gerber Scientific, Inc.,
  Director since 1998                                   from 1998 to 2001 and President and Chief
                                                        Operating Officer from 1997 to 1998. Prior to
                                                        joining Gerber Scientific, Mr. Cheshire spent
                                                        21 years with the General Signal Corporation
                                                        and was most recently President of their
                                                        electrical group. Mr. Cheshire is a director
                                                        of Del Global Technologies Corporation,
                                                        United Way of the Connecticut Capital Region
                                                        and a corporator with Farmington Savings
                                                        Bank.

JAMES A. STERN.......................................   Mr. Stern has been Chairman of The Cypress
  Age: 53                                               Group L.L.C. since its formation in April
  Director since 1998                                   1994. Prior to joining Cypress, Mr. Stern was
                                                        a managing director with Lehman Brothers,
                                                        Inc. and served as head of the Merchant
                                                        Banking Group. During his career at Lehman
                                                        Brothers, he also served as head of that
                                                        firm's Investment Banking, High Yield and
                                                        Primary Capital Markets Groups. Mr. Stern is
                                                        also a director of AMTROL, Inc., Cinemark
                                                        USA, Inc., and Lear Corporation, and is a
                                                        trustee of Tufts University.

WILLIAM J. VARESCHI..................................   Mr. Vareschi retired as Chief Executive
  Age: 61                                               Officer of Central Parking Corporation in May
  Director since 2002                                   2003. Before joining Central Parking Corp.,
                                                        his prior business career of more than 35
                                                        years of service was spent with the General
                                                        Electric Company, which he joined in 1965. He
                                                        held numerous financial management positions
                                                        within GE, including Chief Financial Officer
                                                        for GE Plastics Europe (in the Netherlands),
                                                        GE Lighting (Cleveland, Ohio), and GE
                                                        Aircraft Engines (Cincinnati, Ohio). In 1996,
                                                        Mr. Vareschi became President and Chief
                                                        Executive Officer of GE Engine Services, a
                                                        position he held until his retirement in
                                                        2000.

                     CLASS III DIRECTORS -- NOMINEES FOR TERMS TO EXPIRE IN 2005

ROY W. HALEY.........................................   Mr. Haley has been Chief Executive Officer of
  Age: 57                                               the Company since February 1994, and Chairman
  Chairman of the Board and                             of the Board since 1998. From 1988 to 1993,
  Chief Executive Officer                               Mr. Haley was an executive at American
  Director since 1994                                   General Corporation, a diversified financial
                                                        services company, where he served as Chief
                                                        Operating Officer, as President and as a
                                                        director. Mr. Haley is also a director of
                                                        United Stationers, Inc. and Cambrex
                                                        Corporation, and is Chairman of the
                                                        Pittsburgh Branch of the Federal Reserve Bank
                                                        of Cleveland.

GEORGE L. MILES, JR..................................   Mr. Miles has been President and Chief
  Age: 62                                               Executive Officer of WQED Multimedia since
  Director since 2000                                   September 1994. Mr. Miles is also a director
                                                        of Equitable Resources, Westwood One,
                                                        ATS-Chester, Inc., Citizens Financial Group
                                                        and Harley-Davidson, Inc.

JAMES L. SINGLETON...................................   Mr. Singleton is President of The Cypress
  Age: 48                                               Group, L.L.C. and was a founding partner of
  Director since 1998                                   that firm in April 1994. Prior to that time,
                                                        he was a Managing Director in the Merchant
                                                        Banking Group at Lehman Brothers. Mr.
                                                        Singleton is also a director of Club Corp.,
                                                        Inc. and Danka Business Systems PLC.

                              CORPORATE GOVERNANCE

     Our Board of Directors, management and employees are committed to employing sound, ethical corporate governance and business practices. The Company has updated its corporate governance practices in accordance with the New York Stock Exchange's listed company standards. The Company's major corporate governance documents can be accessed on the Company's website at www.wescodist.com., Investors, Corporate Governance. The following is a summary of our current corporate governance practices.

DIRECTOR INDEPENDENCE

     The Company has adopted categorical standards to assist the Board in determining director independence. Those categorical standards and the Company's Governance Guidelines incorporate the director independence standards of the New York Stock Exchange, and reflect the Board's policy that a substantial majority of the Directors who serve on the Company's Board should be independent Directors. The Board has determined that, except for Mr. Haley, each member of the Board is independent according to the director independence standards of the New York Stock Exchange and the categorical standards adopted by the Board. The categorical standards adopted by the Board to assist it in determining director independence can be accessed on the Company's website at www.wescodist.com.

CORPORATE GOVERNANCE GUIDELINES

     The Company has adopted a set of Corporate Governance Guidelines to assist members of the Board in fully understanding and effectively implementing their responsibilities while assuring the Company's on-going commitment to high standards of corporate conduct and compliance. The Guidelines are reviewed from time to time in response to changing regulatory requirements and best practices and are revised accordingly. The Guidelines address the following key topics:

     - Director Qualifications;

     - Director Responsibilities;

     - Committees of the Board;

     - Executive Sessions;

     - Director Access to Officers and Employees;

     - Director Compensation;

     - Director Orientation and Continuing Education;

     - Evaluation of the Chief Executive Officer; and

     - Annual Performance Evaluations of the Board.

     The full text of the Corporate Governance Guidelines is available on the Company's corporate governance website at www.wescodist.com.

CODE OF BUSINESS ETHICS AND CONDUCT

     The Company has adopted a Code of Business Ethics and Conduct that applies to all of its employees, including its Chief Executive Officer, Chief Financial Officer, and principal accounting officer. Our Code of Business Ethics and Conduct covers all areas of professional conduct, including customer relations, conflicts of interest, insider trading, and financial disclosure, as well as requiring strict adherence to all laws and regulations applicable to our business. Employees are required to report any violations or suspected violations of the Code to their supervisors or by using WESCO's ethics toll-free hotline. The full text of the Code is available on the Company's corporate governance website at www.wescodist.com. The Company will disclose future amendments to, or waivers from, the Code for its Chief Executive Officer, Chief Financial Officer, or principal accounting officer, if any, on its corporate governance website in accordance with applicable regulations of the Securities and Exchange Commission (the "SEC"). Additionally, the Company has a Code of Conduct for Senior Financial Executives, which is signed on an annual basis.

EXECUTIVE SESSIONS; PRESIDING DIRECTOR

     The non-management members of the Board hold regularly-scheduled meetings in executive session. The Company's independent directors have designated Mr. Singleton to preside over such executive sessions through 2004. As Presiding Director, Mr. Singleton has broad authority to call and conduct meetings of the independent directors. He is also responsible for planning and conducting the annual evaluation of Board performance and effectiveness. Four meetings of the independent directors were held in 2003. The Board met in executive session during 2003 to assess and evaluate its activities, effectiveness, and performance.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

     The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may communicate with the Chairman of the Audit Committee, Mr. Tarr, or the Presiding Director, Mr. Singleton, and other non-management members of the Board by confidential e-mail. The applicable e-mail addresses are accessible in the corporate governance section of WESCO's website under the caption "Communications with the Board." The Director of Internal Audit will review all such communications on a timely basis and will forward all such communications, other than solicitations, invitations or advertisements, to the appropriate board member on a monthly basis. All communications will be made available to the Board on an immediate basis upon request by any member of the Board. Stockholders who wish to communicate with the Board in writing via regular mail should send such correspondence to: WESCO International, Inc., Suite 700, 225 West Station Square Drive, Pittsburgh, Pennsylvania 15219,
Attention: Director of Internal Audit. Any such hard-copy communications received will be reviewed by the Director of Internal Audit and forwarded to the Board on the same basis as electronic communications.

     In addition, it is the Company's expectation that each member of the Board of Directors attend the Annual Meeting of the Company's stockholders, thereby providing additional opportunities for stockholder access. All then-sitting members of the Board of Directors were present at the Company's 2003 Annual Meeting.

NOMINATING AND GOVERNANCE COMMITTEE

     In September 2002, WESCO's Nominating Committee changed its name to the Nominating and Governance Committee to more accurately reflect its newly-defined responsibilities. In addition to identifying and nominating candidates for election or appointment to the Board, the Nominating and Governance Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to the corporate governance policies and practices of the Company. The Nominating and Governance Committee operates under a separate charter, which is attached as Appendix A to this Proxy Statement, and is available on the Company's corporate governance website at www.wescodist.com.

     WESCO's corporate governance practices have been reviewed, documented, and made available for public access. Recognizing the value of periodic reevaluations, the Committee and the Board will conduct an orderly assessment, over the next 12 to 18 months, of a broad range of corporate governance matters to determine whether any changes are warranted.

DIRECTOR NOMINATING PROCEDURES

     The Nominating and Governance Committee will, from time to time, seek to identify potential candidates for nomination as director and will consider potential candidates identified through professional executive search arrangements, as well as referrals or recommendations by members of the Board, by management of the Company, or by stockholders of the Company. The Nominating and Governance Committee has the sole authority to retain, approve the fees and retention terms of and terminate any search firm to be used to identify director candidates. The Nominating and Governance Committee has previously retained an executive search firm to assist in identifying qualified board member candidates.

     In considering candidates submitted by stockholders of the Company, the Nominating and Governance Committee will take into consideration the needs of the Board along with candidates' qualifications. To have a candidate considered by the Committee, a stockholder must submit the recommendation in writing and must include the following information:

     - The name and address of the proposed candidate;

     - The proposed candidate's resume or a listing of his or her qualifications to be a director of the Company;

     - A description of what would make such person a good addition to the Board of Directors;

     - A description of any relationship that could affect such person's qualifying as an independent director, including identifying all other public company board and committee memberships;

     - A confirmation of such person's willingness to serve as a director if selected by the Nominating and Governance Committee;

     - Any information about the proposed candidate that, under the federal proxy rules, would be required to be included in the Company's proxy statement if such person were a nominee; and

     - The name of the stockholder submitting the name of the proposed candidate, together with information as to the number of shares owned and the length of time of ownership.

     The stockholder recommendation and information described above must be sent c/o WESCO International, Inc., Suite 700, 225 West Station Square Drive, Pittsburgh, Pennsylvania 15219, Attention: Corporate Secretary and, in order to allow for timely consideration, must be received not less than 120 days prior to the first anniversary of the date of the proxy statement for the Company's most recent annual meeting of stockholders.

     Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Committee may collect and review publicly available information to assess whether the person should be considered further. Generally, if the candidate expresses a willingness to be considered to serve on the Board, the Nominating and Governance Committee will conduct a thorough process of determining and assessing the qualifications and accomplishments necessary to be an excellent candidate. The Nominating and Governance Committee follows the same evaluation process with regard to candidates identified by the Committee and any candidate who is recommended by our stockholders.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board has four standing committees: an Executive Committee, a Nominating and Governance Committee, an Audit Committee, and a Compensation Committee. The full Board held seven meetings in 2003. Each director attended 75% or more of the aggregate number of meetings of the full Board held in 2003, as well as 75% or more of the meetings held by any committee of the Board on which she or he served.

EXECUTIVE COMMITTEE

     The Executive Committee consists of Messrs. Cheshire, Haley, Singleton and Stern, with Mr. Singleton serving as Chairman. It is responsible for overseeing the management of the affairs and business of the Company and has been delegated authority to exercise the powers of the Board, as necessary, during intervals between Board meetings. The Executive Committee operates under a separate charter, which is attached as Appendix B to this Proxy Statement, and is available on the Company's corporate governance website at www.wescodist.com. The Executive Committee held four meetings in 2003.

NOMINATING AND GOVERNANCE COMMITTEE

     The Nominating and Governance Committee consists of Ms. Lin and Messrs. Miles, Singleton and Way, with Mr. Miles serving as Chairman. It is responsible for identifying and nominating candidates for election or appointment to the Board. It is also the responsibility of the Nominating and Governance Committee to review and make recommendations to the Board with respect to the corporate governance policies and practices of the Company and to develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Nominating and Governance Committee operates under a separate charter setting forth its duties and responsibilities. The principle activities of the Committee in 2003 involved the development of new or revised corporate governance practices. The Nominating and Governance Committee held three meetings in 2003.

AUDIT COMMITTEE

     The Audit Committee currently consists of Ms. Lin, and Messrs. Cheshire, Tarr and Vareschi, with Mr. Tarr serving as Chairman. Ms. Lin was appointed to the Audit Committee in May 2003. The Board has determined that Mr. Tarr is an Audit Committee Financial Expert, as defined under Item 401 of SEC Regulation S-K, and that Mr. Tarr is independent according to the director independence standards of the New York Stock Exchange. The Audit Committee operates under a written charter, which is included as Appendix C to this Proxy Statement and is available on the Company's corporate governance website at www.wescodist.com.

     The Audit Committee is responsible for: (a) recommending the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; (b) reviewing the scope and results of the audit with the independent accountants; (c) reviewing with the management and the independent accountants the Company's year-end operating results; (d) considering the adequacy of the internal accounting and control procedures of the Company; and (e) reviewing the non-audit services to be performed by the independent accountants, if any, and considering the effect of such performance on the accountants' independence. The Audit Committee held six meetings in 2003 and has furnished the following report:

  REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Company is composed of four independent directors. The Committee operates under a written charter, which is included as Appendix C to this Proxy Statement.

     Management of the Company has the primary responsibility for the financial statements and the reporting process including the system of internal controls. The Audit Committee is responsible for reviewing the Company's financial reporting process.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the Company's audited financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with the Audit Committee).

     In addition, the Committee has discussed with its independent accountants, the independent accountants' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

     The Committee discussed with the Company's internal and independent accountants the overall scope and plan for their respective audits. The Committee meets with the internal and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee and the Board have also appointed the selection of the Company's independent accountants, PricewaterhouseCoopers LLP, for the year 2004.

RESPECTFULLY SUBMITTED:

THE AUDIT COMMITTEE

Robert J. Tarr, Jr., Chairman
Michael J. Cheshire
Sandra Beach Lin
William J. Vareschi

  RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") for the years ended December 31, 2003 and 2002 were as follows:

                                                                2003        2002
                                                              ---------   ---------
Audit fees..................................................    506,600     599,250
Audit-related fees..........................................    126,080     323,050
Tax fees....................................................    628,200     273,920
All other fees..............................................         --          --
                                                              ---------   ---------
                                                              1,260,880   1,196,220

     The audit fees for the years ended December 31, 2003 and 2002, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, reviews of the Company's quarterly consolidated financial statements and statutory audits.

     The audit-related fees for the years ended December 31, 2003 and 2002, in each case, were for assurance and related services related to employee benefit plan audits, accounting consultations and attest services.

     Tax fees for the years ended December 31, 2003 and 2002, respectively, were for services related to tax planning and tax advice.

     All other fees are for professional services performed by the independent accountants that do not meet the above category descriptions. During the years ended December 31, 2003 and 2002, there were no services rendered by PricewaterhouseCoopers, except as described above.

     The Company's Audit Committee has the sole authority to pre-approve all audit and non-audit engagements with PricewaterhouseCoopers unless an exception to such pre-approval exists under the Exchange Act or SEC rules. During 2003, 100% of the audit and non-audit services provided by PricewaterhouseCoopers were pre-approved by the Audit Committee.

 AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

     The Company's Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company's independent accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee.

 APPOINTMENT OF AUDITORS

     On recommendation of the Audit Committee, the Board has appointed PricewaterhouseCoopers as the Company's independent auditors to audit the 2004 financial statements. Representatives from this firm will be at the annual meeting to make a statement, if they choose, and to answer any questions that may be raised.

COMPENSATION COMMITTEE

     In 2003, the Compensation Committee consisted of Messrs. Singleton, Stern, Tarr, and Way, all of whom are independent directors according to the recently revised independence standards of the New York Stock Exchange. Mr. Stern served as Chairman of the Committee. The Compensation Committee is responsible for the review, recommendation and approval of compensation arrangements for directors and executive officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans and arrangements of the Company. The Committee operates under a separate charter setting forth its duties and responsibilities, which is attached as Appendix D to this Proxy Statement, and is available on the Company's corporate governance website at www.wescodist.com. The Compensation Committee held four meetings in 2003.

 COMPENSATION OF DIRECTORS

     Members of the Board who are also employees of the Company do not receive cash compensation for their services as directors. Each director of the Company who is not an employee of the Company or any of the Company's subsidiaries or The Cypress Group L.L.C. ("Cypress") is entitled to receive an annual director's fee of $30,000, payable in shares of common stock, or a combination of cash and shares of common stock (of which a maximum of 50% may consist of cash), at each director's election. Each director of the Company who receives a directors' fee currently receives a fee of $1,000 for each meeting at which such director renders services to the Company, including meetings of stockholders, the Board or any committee of the Board on which she or he serves. Committee chairpersons receive a fee of $2,000 for committee meeting attendance. If attendance at a Board meeting is telephonic, meeting fees are reduced to $500. Effective January 1, 2000, the Company established the Deferred Compensation Plan for Non-Employee Directors under which non-employee directors can elect to defer 25% or more of the annual directors' fee. Amounts deferred under this arrangement are, on the deferral date, converted into stock units (common stock equivalents), which will be credited via book entry to an account in the director's name. For purposes of determining the number of stock units to be credited to a director for a particular year, the average of the high and low trading prices of the Common Stock on the first trading day in January of that year will be used. Distribution of deferred stock units will be made in a lump sum or in installments, in the form of shares of Common Stock, in accordance with the distribution schedule selected by the director at the time the deferral election is made. All distributions will be made or begin as soon as practical after January 1 of the year following the Director's termination of board service.

     In addition, as of each July 1, beginning with July 1, 2002, each non-employee director who will be continuing as a director after that date receives a non-qualified stock option to purchase 5,000 shares of Common Stock (or such other amount as the Board may determine from time to time). The exercise price of these options is equal to the fair market value per share of Common Stock on the date of grant. A non-employee director's options vest on the third anniversary of the date of grant.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the Company's Chief Executive Officer and for the Company's four other most highly compensated executive officers with compensation in excess of $100,000 for 2001, 2002 and 2003 (the "Named Executive Officers").

                                                                          LONG-TERM
                                                                        COMPENSATION
                                                                       ---------------
                                              ANNUAL COMPENSATION        SECURITIES         ALL OTHER
                                  FISCAL   -------------------------     UNDERLYING      COMPENSATION ($)
NAME AND PRINCIPAL POSITION(S)     YEAR    SALARY ($)   BONUS ($)(1)   OPTIONS (#S)(2)     (3)(4)(5)(6)
------------------------------    ------   ----------   ------------   ---------------   ----------------
Roy W. Haley,...................   2003     615,000       300,000          300,000            35,072
  Chairman and                     2002     615,000       175,000               --            31,722
  Chief Executive Officer          2001     600,000       175,000          100,000            37,749

Stephen A. Van Oss,.............   2003     300,000       130,000           70,000            25,710
  Vice President and               2002     282,500       130,000               --            23,479
  Chief Financial Officer          2001     231,667        75,000           50,000            22,232

William M. Goodwin,.............   2003     235,833       118,000           38,000            23,548
  Vice President, Operations       2002     230,000        85,000               --            21,025
                                   2001     224,000        60,000           35,000            22,802

Jaimini Mehta...................   2003     275,000        60,000           32,000            15,122
  Vice President,                  2002     275,000        25,000               --            15,010
  Business Development             2001     275,000        25,000           25,000            14,953

Donald H. Thimjon...............   2003     235,833        76,200           38,000            24,113
  Vice President, Operations       2002     230,000        61,000               --            23,000
                                   2001     227,635        70,000           35,000            22,206

---------------

(1) Bonus amounts reflect compensation earned in the indicated fiscal year, but approved and paid in the following year.

(2) All options awarded to the Named Executive Officers in 2003 and 2001 were granted under the Company's 1999 Long-Term Incentive Plan ("LTIP"), as amended and approved by the Board of Directors and stockholders. Options granted in 2003 have an exercise price of $5.90 per share. Options granted in 2001 have an exercise price of $4.50 per share. Options granted under the LTIP are subject to certain time and performance-based vesting requirements.

(3) Includes contributions by the Company under the WESCO Distribution, Inc. Retirement Savings Plan in the amounts of (a) $6,000, $2,400, $4,500, $2,400, and $6,000 for Messrs. Haley, Van Oss, Goodwin, Mehta, and Thimjon, respectively, in 2003, (b) $5,100, $2,200, $4,125, $2,200, and $5,100 for
    Messrs. Haley, Van Oss, Goodwin, Mehta and Thimjon, respectively, in 2002,
    (c) $4,475, $2,100, $4,213, $2,672, and $4,800 for Messrs. Haley, Van Oss,
    Goodwin, Mehta and Thimjon, respectively, in 2001.

(4) Includes contributions by the Company under the WESCO Distribution, Inc. Deferred Compensation Plan in the amounts of (a) $14,750, $10,500, $5,036, -0-, and $2,666 for Messrs. Haley, Van Oss, Goodwin, Mehta and Thimjon, respectively, in 2003, (b) $12,300, $8,525, $3,738, $-0-, and $3,738 for
    Messrs. Haley, Van Oss, Goodwin, Mehta and Thimjon, respectively, in 2002,
    (b) $20,021, $7,851, $5,783, $-0- and $4,600 for Messrs. Haley, Van Oss,
    Goodwin, Mehta and Thimjon, respectively, in 2001.

(5) Includes an annual automobile allowance paid by the Company in the amount of $12,000 per year for each of Messrs. Haley, Van Oss, Goodwin, Mehta and Thimjon in each of 2003, 2002 and 2001.

(6) Includes the dollar value of insurance premiums paid by the Company for each executive officer's term life insurance in the amounts of (a) $2,322, $810, $2,012, $722, and $3,208 for Messrs. Haley, Van Oss, Goodwin, Mehta, and Thimjon, respectively, in 2003, (b) $2,322, $754, $2,162, $810, and $2,162
    for Messrs. Haley, Van Oss, Goodwin, Mehta and Thimjon, respectively, in 2002, (c) $1,253, $281, $806, $281, and $806 for Messrs. Haley, Van Oss,
    Goodwin, Mehta and Thimjon, respectively, in 2001.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE VALUE
                                 NUMBER OF      % OF TOTAL                                     AT ASSUMED RATES OF
                                 SECURITIES      OPTIONS                                    STOCK PRICE APPRECIATION
                                 UNDERLYING     GRANTED TO                                     FOR OPTION TERM(2)
                                  OPTIONS       EMPLOYEES        EXERCISE     EXPIRATION   ---------------------------
NAME                             GRANTED(1)   IN FISCAL YEAR   PRICE ($/SH)      DATE           5%            10%
----                             ----------   --------------   ------------   ----------   ------------   ------------
Roy W. Haley..................    300,000          28.2            5.90       08/22/2013     1,113,143      2,820,924
Stephen A. Van Oss............     70,000           6.6            5.90       08/22/2013       259,733        658,216
William M. Goodwin............     38,000           3.6            5.90       08/22/2013       140,998        357,317
Jaimini Mehta.................     32,000           3.0            5.90       08/22/2013       118,735        300,899
Donald H. Thimjon.............     38,000           3.6            5.90       08/22/2013       140,998        357,317

---------------

(1) During 2003, the Company adopted the measurement provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and began expensing stock option awards. The Company recognized $0.6 million of compensation expense in the year ended December 31, 2003.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The table below sets forth information for each Named Executive Officer with regard to the aggregate stock options held at December 31, 2003.

                                     NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                      UNEXERCISED OPTIONS AT FY-END           IN-THE-MONEY OPTIONS
                                                   (#)                        AT FY-END ($)(1)(2)
                                     -------------------------------     ------------------------------
NAME                                 (EXERCISABLE -- UNEXERCISABLE)      (EXERCISABLE -- UNEXERCISABLE)
----                                 -------------------------------     ------------------------------
Roy W. Haley.......................      541,875           825,125       $        0         $1,320,000
Stephen A. Van Oss.................      103,462           196,010          271,105            424,000
William M. Goodwin.................       79,475           155,685                0            264,350
Jaimini Mehta......................      428,100           153,528        2,122,060            203,150
Donald H. Thimjon..................       79,475           155,685                0            264,350

---------------

(1) Based on the closing market price per share of $8.85 as reported on the NYSE on December 31, 2003.

(2) Certain of the options have an exercise price in excess of $8.85 per share. Accordingly, no value is reflected in the table for those options that are not "in-the-money."

     During December 2003, in a privately negotiated transaction with 19 employees, including Messrs. Haley, Goodwin, Mehta and Thimjon, WESCO redeemed the net equity value of stock options originally granted in 1994 and 1995, representing approximately 2.9 million shares. The options held by the employees had a weighted average price of $1.75. The options were redeemed at a price of $8.63 per share, effective, for accounting purposes, as of December 31, 2003. The transaction was settled, and the aggregate cash payment of $20.1 million was made, on January 6, 2004 in connection with the Company's regularly-scheduled payroll.

EMPLOYMENT AGREEMENTS

     Employment Agreement with the Chief Executive Officer. The Company is a party to an employment agreement with Mr. Haley providing for a rolling employment term of three years. Pursuant to this agreement, Mr. Haley is entitled to an annual base salary of at least $500,000, the actual amount of which may be adjusted by the Board from time to time, and an annual incentive bonus equal to a percentage of his annual base salary ranging from 0% to 200%. The actual amount of Mr. Haley's annual incentive bonus will be determined based upon the Company's financial performance as compared to the annual performance objectives established for the relevant fiscal year. If Mr. Haley's employment is terminated by the Company without "cause," by Mr. Haley for "good reason" or as a result of Mr. Haley's death or disability, Mr. Haley is entitled to continued payments of his average annual base salary and his average annual incentive bonus, reduced by any disability payments for the three-year period, or in the case of a termination due to Mr. Haley's death or disability, the two-year period, following such termination, and continued welfare benefit coverage for the two-year period following such termination. In addition, in the event of any such qualifying termination, all outstanding options held by Mr. Haley will become fully vested.

     The agreement further provides that, in the event of the termination of Mr. Haley's employment by the Company without "cause" or by Mr. Haley for "good reason," in either such case, within the two-year period following a "change in control" of the Company, in addition to the termination benefits described above, Mr. Haley is entitled to receive continued welfare benefit coverage and payments in lieu of additional contributions to the Company's Retirement Savings Plan and Deferred Compensation Plan for the three-year period following such change in control. The Company has agreed to provide Mr. Haley with an excise tax gross up with respect to any excise taxes Mr. Haley may be obligated to pay pursuant to Section 4999 of the United States Internal Revenue Code of 1986 ("IRC") on any excess parachute payments. In addition, following a change in control, Mr. Haley is entitled to a minimum annual bonus equal to 50% of his base salary, and the definition of "good reason" is modified to include certain additional events. The agreement also contains customary covenants regarding nondisclosure of confidential information and non-competition and non-solicitation restrictions.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  Responsibilities and Goals

     The Compensation Committee, composed of independent, non-employee directors, has the responsibility of administering executive compensation and benefit programs, policies and practices. In 2003, the Committee consisted of Messrs. Stern, Singleton, Tarr, and Way, with Mr. Stern serving as Chairman. The Committee engages the assistance of outside consultants and uses third-party surveys in its consideration of compensation levels and incentive plan designs.

     On an annual basis, the Committee reviews and approves the compensation and benefit programs for the executive officers, including the Chairman and Chief Executive Officer.

  Executive Officer Compensation

     The objective of the Company's compensation program for executive officers, including Mr. Haley, is to attract, motivate, and reward the high caliber of executive performance required to be successful in the competitive distribution industry, and to enhance positive business results and growth in stockholder value.

     The Company's compensation program for executive officers consists of a base salary, annual incentive bonuses and long-term incentives. Executives have significant amounts of compensation at risk, based on performance. Executives also maintain a significant equity stake in the Company, aligning the interests of management with those of the Company's stockholders. Each of the named executive officers owns WESCO stock valued at more than three times their annual base salary.

     The Compensation Committee met on multiple occasions during 2003 with a nationally recognized human resources and compensation consulting firm to assess various aspects of WESCO's compensation programs. Evolving trends in executive compensation were identified by the consultants and considered by the Committee. Based in part on these discussions, WESCO elected to begin the process of recording and reporting the award of stock options as a current period expense. Additionally, the Committee considered the consultants' evaluation of competitive pay practices at peer companies of comparable size and complexity.

     WESCO's Executive Compensation Programs can be described as follows:

     - Base salaries for the Company's executives are targeted at or near the median of similarly sized industrial distribution companies and other large distributors or wholesalers. Salaries for each executive are reviewed annually, taking into account factors such as overall company performance in relation to competition and industry circumstances, changes in duties and responsibilities, strategic and operational accomplishments, and individual performance. From time to time (and not necessarily on an annual basis), the Committee adjusts base salaries for executive officers (including Mr. Haley) based on performance, and if appropriate to reflect competitive pay practices of peer companies.

     - Annual incentives are awarded for achievement of strategic and operational objectives, improvement in operating results, and performance in relation to financial goals of the Company, which are established at the beginning of the year. Cash bonus incentive awards granted for 2003 performance reflect partial achievement of targeted performance levels.

     - Long-term incentives generally are granted in the form of stock options. The Committee believes that stock options are an effective long-term link between executive performance and shareholder value. The Committee authorized a stock option grant in August 2003, which reflected an award cycle of approximately 18 months from the previous award. Each of the Named Executive Officers received a non-qualified stock option award as shown in the Summary Compensation Table.

  CEO Compensation

     In determining the compensation level for Mr. Haley, the Company's Chief Executive Officer, the Committee assessed his individual performance and leadership, as reflected in the Company's financial and operating performance, new business development initiatives, the effectiveness of the Company's continuous improvement programs, cash flow generation, and progress made in capital structure improvements, refinancing transactions, working capital performance, and overall liquidity. Mr. Haley's base salary, which was $615,000 in 2003, was increased to $700,000 effective March 1, 2004. Mr. Haley's cash bonus for 2003 performance was $300,000. He was also granted a non-qualified stock option to purchase 300,000 shares of the Company's Common Stock. This information is also shown in the Summary Compensation Table in this Proxy Statement.

  Conclusions

     The Committee's goal is to maintain compensation and benefit programs that are competitive within the distribution industry and clearly linked to stockholder value. The Committee believes that the 2003 compensation levels as disclosed in this Proxy Statement are reasonable and appropriate.

     The Committee intends to ensure that compensation paid to its executive officers is within the limits of, or exempt from, the deductibility limits of 162(m) of the Internal Revenue Code and expects that all compensation will be deductible. However, it reserves the right to pay compensation that is not deductible if it determines that to be in the best interests of the Company and its stockholders.

RESPECTFULLY SUBMITTED:

COMPENSATION COMMITTEE

James A. Stern, Chairman
James L. Singleton
Robert J. Tarr, Jr.
Kenneth L. Way

COMPENSATION COMMITTEE INTERLOCKS

     None of our executive officers serves as an executive officer of, or as a member of the compensation committee of any public company entity that has an executive officer, director or other designee serving as member of our Board.

                         COMPARATIVE STOCK PERFORMANCE

     The following performance graph compares the total stockholder return of an investment in the Company's Common Stock to that of a peer group of other industrial and construction products distributors and the Russell 2000 index of small cap stocks for the period commencing May 11, 1999, the date on which the Common Stock was first publicly traded, and ending on December 31, 2003. The graph assumes that the value of the investment in the Company's Common Stock was $100 on May 11, 1999. The historical information set forth below is not necessarily indicative of future performance. The Company does not make or endorse any predictions as to future stock performance.

                COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN*
            AMONG WESCO INTERNATIONAL, INC., THE RUSSELL 2000 INDEX
                                AND A PEER GROUP
[STOCK PRICE PERFORMANCE GRAPH]

                                                WESCO INTERNATIONAL, INC.         RUSSELL 2000                 PEER GROUP
                                                -------------------------         ------------                 ----------
5/11/1999                                                100.00                      100.00                      100.00
12/99                                                     49.31                      113.95                      102.44
12/00                                                     40.28                      110.51                       95.76
12/01                                                     27.50                      113.26                      112.47
12/02                                                     30.50                       90.06                      112.54
12/03                                                     49.17                      132.61                      143.00

* $100 invested on 5/11/99 in stock or index-including reinvestment of dividends.
  Fiscal year ending December 31.

     The following table reflects the companies that are included in the Peer Group Indexes for the years presented. Companies in italics were, at varying points, removed from the Peer Group Index as such companies ceased to be publicly-traded companies.

1999

Airgas, Inc.
Applied Industrial Technologies
Barnes Group, Inc.
Building Materials Holding Corp.
Barnett, Inc.
Cameron Ashley Building Products, Inc.
Fastenal Company
Grainger (W.W.), Inc.
Hughes Supply, Inc.
Industrial Distribution Group, Inc.
Innovative Valve Technology, Inc.
JKL Direct Distributors, Inc.
Kaman Corp.
KEVCO, Inc.
Lawson Products, Inc.
Maxco, Inc.
MSC Industrial Direct Co., Inc.
NCH Corporation
Noland Company
Pameco Corp.
Park-Ohio Holdings Corp.
Pentacon, Inc.
Premier Farnell PLC
SCP Pool Corp.
Strategic Distribution, Inc.
SunSource, Inc.
Watsco, Inc.
Wilmar Industries, Inc.
2000
Airgas, Inc.
Applied Industrial Technologies
Barnes Group, Inc.
Building Materials Holding Corp.
Fastenal Company
Grainger (W.W.), Inc.
Hughes Supply, Inc.
Industrial Distribution Group, Inc.
Kaman Corp.
KEVCO, Inc.
Lawson Products, Inc.
Maxco, Inc.
MSC Industrial Direct Co., Inc.
NCH Corporation
Noland Company
Pameco Corp.
Park-Ohio Holdings Corp.
Pentacon, Inc.
Premier Farnell PLC
SCP Pool Corp.
Strategic Distribution, Inc.
SunSource, Inc.
Watsco, Inc.
2001
Airgas, Inc.
Applied Industrial Technologies
Barnes Group, Inc.
Building Materials Holding Corp.
Fastenal Company
Grainger (W.W.), Inc.
Hughes Supply, Inc.
Industrial Distribution Group, Inc.
Kaman Corp.
KEVCO, Inc.
Lawson Products, Inc.
Maxco, Inc.
MSC Industrial Direct Co., Inc.
NCH Company
Noland Company
Pameco Corp.
Park-Ohio Holdings Corp.
Premier Farnell PLC
SCP Pool Corp.
Strategic Distribution, Inc.
Watsco, Inc.
2002/2003
Airgas, Inc.
Applied Industrial Technologies
Barnes Group, Inc.
Building Materials Holding Corp.
Fastenal Company
Grainger (W.W.), Inc.
Hughes Supply, Inc.
Industrial Distribution Group, Inc.
Kaman Corp.
Lawson Products, Inc.
Maxco, Inc.
MSC Industrial Direct Co., Inc.
Noland Company
Park-Ohio Holdings Corp.
Premier Farnell PLC
SCP Pool Corp.
Strategic Distribution, Inc.
Watsco, Inc.

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of the Company's Common Stock as of April 5, 2004, by each person or group known by the Company to beneficially own more than five percent of the outstanding Common Stock, each director, each of the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. Unless otherwise indicated, the holders of all shares shown in the table have sole voting and investment power with respect to such shares. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options or convertible stock exercisable or convertible within 60 days of the date hereof are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders.

                                                                 SHARES          PERCENT
                                                              BENEFICIALLY        OWNED
NAME                                                             OWNED       BENEFICIALLY(3)
----                                                          ------------   ---------------
Cypress Merchant Banking Partners L.P.(1)...................   18,580,966           44.9%
  c/o The Cypress Group L.L.C.
  65 East 55th Street
  New York, New York 10222
Cypress Offshore Partners L.P.(1)...........................      962,370            2.3%
  Bank of Bermuda (Cayman) Limited
  P.O. Box 513, G.T.
  Third Floor -- British America Tower
  George Town, Grand Cayman
  Cayman Islands, B.W.I.
Co-Investment Partners, L.P. ...............................    4,653,131           11.3%
  c/o CIP Partners, LLC
  660 Madison Avenue
  New York, New York 10021
James L. Singleton(1).......................................   19,543,336           47.3%
James A. Stern(1)...........................................   19,543,336           47.3%
Roy W. Haley................................................    1,841,791            4.4%
Jaimini Mehta...............................................      892,812            2.1%
William M. Goodwin..........................................      184,727               *
Donald H. Thimjon...........................................      212,167               *
Stephen A. Van Oss..........................................      174,427               *
Robert J. Tarr, Jr. ........................................       51,120               *
Kenneth L. Way..............................................      122,673               *
Michael J. Cheshire.........................................       23,120               *
George L. Miles, Jr. .......................................        3,501               *
Sandra Beach Lin............................................           --              --
William J. Vareschi.........................................           --              --
All 18 executive officers and directors as a group(2).......   24,255,738           56.8%

---------------

 *  Indicates ownership of less than 1% of the Common Stock.

(1) The Cypress Group L.L.C. ("Cypress") is the general partner of Cypress Associates L.P. Cypress Associates L.P. is the general partner of Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. Messrs. Singleton and Stern are members of Cypress and may be deemed to share beneficial ownership of the shares of Common Stock shown as beneficially owned by such Cypress funds. Messrs. Singleton and Stern disclaim beneficial ownership of such shares.

(2) Included in this figure are 1,357,724 shares of Common Stock that may be acquired by the executive officers and directors pursuant to options exercisable within 60 days of the date hereof.

(3) Prior to November 2003, the Company also had outstanding 4,653,131 shares of non-voting Class B Common Stock, all of which was held by JP Morgan Partners. In November 2003, the Company repurchased from JP Morgan Partners all of its then issued and outstanding Class B Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws of the United States, the Company's directors, its executive officers, and any persons beneficially holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the SEC and the New York Stock Exchange. Specific due dates for these reports have been established. The Company is required to report in this proxy statement any failure to file by these dates. To the Company's knowledge, for the fiscal year ended December 31, 2003, each officer and director of the Company timely filed all such required reports.

                            INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP served as the Company's independent accountants for Fiscal 2003. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     No stockholder proposals were submitted for consideration by the Board of Directors for the 2004 Annual Stockholders Meeting. Rule 14a-8 of the Exchange Act contains the procedures for including certain stockholder proposals in the Company's proxy statement and related materials. The deadline for submitting a stockholder proposal pursuant to Rule 14a-8 for the 2004 Annual Meeting of Stockholders of the Company is the date which is 120 days prior to the first anniversary date of this proxy statement. With respect to any stockholder proposal outside the procedures provided in Rule 14a-8 and received by the Company no later than 120 days prior to the first anniversary date of this proxy statement, the Company may be required to include certain limited information concerning such proposal in the Company's proxy statement so that proxies solicited for the 2004 Annual Meeting of Stockholders may confer discretionary authority to vote on any such matter. Any stockholder proposals should be addressed to the Secretary of the Company, 225 West Station Square Drive, Suite 700, Pittsburgh, Pennsylvania 15219.

                                   APPENDIX A

                           WESCO INTERNATIONAL, INC.

                  NOMINATING AND GOVERNANCE COMMITTEE CHARTER

PURPOSE

     The Nominating and Governance Committee is appointed annually by the Board of Directors (a) to assist the Board by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next annual meeting of shareholders, (b) to recommend to the Board the Corporate Governance Guidelines applicable to the Company, and (c) to recommend to the Board director nominees for each committee.

COMMITTEE MEMBERSHIP

     The Committee shall consist of no fewer than three members, one of whom shall serve as the chairperson of the Committee. The members of the Committee shall meet the independence requirements of the New York Stock Exchange.

     The members of the Committee and the chairperson of the Committee shall be appointed at least annually by the Board of Directors.

MEETINGS

     The Committee shall hold at least two meetings per year and such additional meetings as determined by the Committee or by its chairperson.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     1. The Committee shall assess the composition and performance of the Board and lead the Board of Directors in a discussion of the potential need for changes in or additions to the Board. When directed by the Board, the Committee shall identify and/or recruit individuals qualified to become members of the Board of Directors and present their recommendation to the Board.

     2. The Committee shall have the authority to retain and terminate any search or advisory firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms. The Committee shall also have authority to obtain advice and assistance for internal or external legal, accounting and other advisors.

     3. The Committee shall annually review with Directors whose terms are expiring their contributions, their interest in continuing to serve as a Director, and other matters as may be appropriate concerning their nomination for election at the Shareholders Meeting.

     4. The Committee will review with the Board of Directors standards regarding Director independence and other qualification standards established by the New York Stock Exchange, Securities and Exchange Commission, or other regulatory bodies. The Committee will provide reports or documentation required to be included in the Company's Annual Report and/or Proxy Statement.

     5. The Committee shall review and assess the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval.

     6.  The Committee shall annually review its own performance

REPORTS OF THE COMMITTEE

     At each regular meeting of the Board of Directors, the Committee shall report the substance of all actions taken by the Committee since the date of its last report to the Board of Directors. Each report shall be filed with the minutes of the Board of Directors to which it is presented, as a part of the corporate records.

                                   APPENDIX B

                           WESCO INTERNATIONAL, INC.

                          EXECUTIVE COMMITTEE CHARTER

PURPOSE

     The Executive Committee is appointed annually by the Board of Directors and has the substantial delegated responsibility and authority as described below. One of the primary functions of the Executive Committee is to meet and take action on behalf of the full Board between regularly scheduled meetings in the event that it is not practical or timely to convene a full meeting of the Board.

EXECUTIVE COMMITTEE MEMBERSHIP

     The Committee shall consist of no fewer than three members, including the Chief Executive Officer of the Company, and one such member shall serve as the chairperson of the Committee. The members of the Committee and the chairperson of the Committee shall be appointed at least annually by the Board of Directors. Members of the Committee and the chairperson of the Committee may be replaced by the Board of Directors from time to time.

MEETINGS

     The Committee shall not be obligated to meet except as requested by the Board or necessitated by timing issues that make it impractical to schedule a full meeting of the Board. Additional review meetings may be scheduled as determined by the Committee or by its chairperson.

COMMITTEE AUTHORITY AND RESPONSIBILITY

     The Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except as may be limited by applicable laws or by the New York Stock Exchange Listed Company Standards as in effect from time to time and except that the Committee shall not have any power or authority as to the following:

     1. The submission to shareholders of any action or proposal requiring approval of shareholders;

     2.  The filling of vacancies in the board of directors or any committee;

     3.  The adoption, amendment or repeal of the company's bylaws;

     4. The authorization or approval of the reacquisition of shares of the company unless pursuant to a general formula or method specified by the board of directors;

     5. The authorization or approval of the issuance or sale or contract for the sale of shares of the company, or the determination of the designation and relative rights, preferences, and limitations of a voting group, except where the board of directors has authorized the committee to do so within the limits specifically prescribed by the board of directors;

     6. The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board; and

     7. Any action on matters committed by the bylaws or resolution of the Board of Directors to another committee of the Board of Directors, including but not limited to the Audit Committee, Compensation Committee and Nominating and Governance Committee.

REPORTS OF THE COMMITTEE

     At each regular meeting of the Board of Directors, the Committee shall report the substance of all actions taken by the Committee since the date of its last report to the Board of Directors. Each report shall be filed with the minutes of the Board of Directors to which it is presented, as a part of the corporate records.

                                   APPENDIX C

                           WESCO INTERNATIONAL, INC.

                            AUDIT COMMITTEE CHARTER

PURPOSE

     The purpose of the Audit Committee is to assist the Board of Directors in:

     1. its oversight of the Company's accounting and financial reporting principles, policies and internal controls and the performance of the internal audit function;

     2. its oversight of the quality and integrity of the Company's financial statements and the independent audit thereof;

     3. selecting, evaluating and, where deemed appropriate, replacing the Company's outside auditors;

     4. evaluating the independence, qualification and performance of the Company's outside auditors;

     5.  evaluating the performance of the Company's internal auditors; and

     6. ensuring the Company's compliance with legal and regulatory requirements.

     In addition, the Audit Committee annually shall prepare the Audit Committee Report required to be included in the Company's annual report and proxy statement by applicable Securities and Exchange Commission ("SEC") rules.

     While certain duties and responsibilities of the Audit Committee are more specifically set forth below, the general function of the Audit Committee is oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. In addition, management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

     Each member of the Audit Committee may rely on (a) the integrity of those persons and organizations within and outside the Company from which it receives information and (b) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations, in each case absent actual knowledge to the contrary (which shall be reported to the Board of Directors promptly).

     The outside auditors for the Company ultimately are accountable to the Board of Directors and the Audit Committee. The outside auditors shall submit to the Audit Committee and the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence"), addressing at least the matters set forth in Independence Standard No. 1 adopted by the Independence Standards Board.

AUDIT COMMITTEE MEMBERSHIP

     The Audit Committee shall consist of at least three Directors, all of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and shall otherwise satisfy the applicable membership and independence requirements under the rules of the New York Stock Exchange (the "NYSE") and applicable law. All members of the Committee shall have a working familiarity with basic financial and accounting processes and one member shall be a "financial expert" according to the criteria set forth under Item 401(e) of SEC Regulation S-K.

     The members of the Audit Committee shall be appointed at least annually by the Board of Directors on the recommendation of the Nominating and Governance Committee and may be replaced by the Board of Directors from time to time.

     Each member of the Audit Committee should limit the number of public companies for which he or she serves as a member of the audit committee to no greater than three. If a member of the Committee serves on more than three public company audit committees, the Board shall evaluate whether such simultaneous service would impair the ability of such member to effectively serve on the Committee.

MEETINGS

     The Audit Committee shall hold at least four meetings per year and such additional meetings as the Audit Committee or its Chairperson shall determine.

     In addition, the Audit Committee should meet separately and periodically with management, the Director of the internal audit department and the outside auditors to review and discuss the annual and quarterly reporting process and such other appropriate matters and to discuss any matters that the Audit Committee or any of those persons or firms believe should be discussed privately.

     The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITY

     To carry out its oversight responsibilities, the Audit Committee shall have the following duties and powers:

     1.  With respect to the outside auditors, the Audit Committee shall:

        a. have sole authority to retain, evaluate and replace the Company's outside auditors and approve all audit services and audit engagement fees and terms and any non-audit engagements by the outside auditors;

        b. at least annually, review the services proposed to be rendered to the Company by the outside auditors, including the nature, type and scope of services contemplated and the related fees to be rendered by the firm during the year, and approve the appropriate services and fees;

        c. Review and, as appropriate, pre-approve those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee.

        d. annually evaluate the outside auditor's qualifications, performance and independence, including that of the lead audit partner for the Company's account, taking into account the opinions of management and the Company's internal auditors;

        e. ensure regular rotation of the lead partner on the Company's account as required by applicable SEC regulation and consider whether regular rotation of the outside audit firm is appropriate;

        f. ensure that the outside auditors prepare and deliver annually the Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), actively engage the outside auditors in a dialogue with respect to any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and take appropriate action to satisfy itself of the outside auditors' independence;

        g. meet with the outside auditors to discuss the planning and staffing of the annual audit and the results of their examination and their evaluation of internal controls and the overall quality of financial reporting;

        h. approve in advance any non-audit services that are proposed to be furnished to the Company by the Company's outside auditors as permitted by law and review the disclosure of such arrangements in the Company's periodic reports;

        i. set clear hiring policies for employees or former employees of the Company's outside auditors; and

        j. review with the outside auditor any audit problems or difficulties, including any restrictions on the scope of the outside auditor's activities or access to requested information and any significant disagreements with management, and management's response; and

        k. at least annually, obtain and review a report by the independent auditor describing: (i) the firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm; and (iii) any steps taken to deal with any such issues.

     2. With respect to the internal audit department, the Audit Committee shall:

        a. appoint and/or replace the director of the internal audit department and maintain a direct reporting line to the Audit Committee. The director of the internal audit department shall maintain an administrative reporting line to the Chief Financial Officer;

        b. advise the director of the internal audit department of requirements to provide to the Audit Committee summaries of and, as appropriate, the complete internal audit department reports along with management's responses thereto; and

        c. discuss with the outside auditors the internal audit department's responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

     3. With respect to financial reporting principles and policies and internal audit controls and procedures, the Audit Committee shall:

        a. advise management, the internal audit department and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

        b. meet with the outside auditors, with and without representatives of management and the internal audit department present, to:

             1)  discuss the scope of the annual audit;

             2) discuss the Company's annual and quarterly financial statements prior to filing, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as the results of the outside auditor's review of the annual and quarterly financial statements;

             3) review and discuss the Company's press releases, including the type and presentation of information to be included (paying particular attention to any use of pro forma or adjusted non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies;

             4) discuss any other significant matters arising from any audit or report or communication above, whether raised by management, the internal audit department or the outside auditors, relating to the Company's financial statements;

             5)  review and discuss material off-balance sheet transactions;

             6) confirm that there are no material non-compliance issues with SEC reporting requirements that would require accounting restatements of special disclosures;

             7) discuss the effect of regulatory accounting initiatives and off-balance sheet structures on the Company's financial statements;

             8) discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the internal audit department or management;

             9) discuss guidelines and policies with respect to risk assessment and risk management and inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks; and

             10) review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders;

          c. recommend to the Board of Directors whether the audited financial statements should be included in the Company's Form 10-K;

          d. obtain from the outside auditors assurance that the audit was conducted in a manner consistent with prior years and in accordance with generally accepted accounting principles and regulatory requirements; and

          e. discuss with the Company's counsel any legal matters that may have a material effect on the financial statements or the Company's compliance policies, including materials notices to or inquiries received from governmental agencies.

     4.  With respect to reporting, the Audit Committee shall:

          a. review and approve the Company's Code of Ethics for its senior officers as required by SEC rules;

          b. obtain reports from management, the Company's internal audit department and the outside auditor that the Company and its subsidiaries and foreign affiliated entities are in conformity with applicable legal requirements, the Company's Code of Business Conduct and Ethics and the Company's Code of Ethics for its senior officers and advise the Board of Directors with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics and Code of Ethics for senior officers;

          c. review reports and disclosures of insider and affiliated party transactions and waivers of the Code of Ethics for the Company's senior officers; and

          d. review this Charter at least annually and recommend any changes to the full Board of Directors.

     5. The Audit Committee shall meet separately, periodically, with the Company's management, internal auditors and outside auditors.

     6. The Audit Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company or any interested parties, of concerns regarding questionable accounting or auditing matters via a designated confidential e-mail address or the Teletip Hotline.

     7. The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority and necessary funds to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants as it determines necessary to carry out its duties.

     8. The Audit Committee shall conduct an annual self-performance evaluation.

REPORTS OF THE COMMITTEE

     At each regular meeting of the Board of Directors, the Committee shall report the substance of all actions taken by the Committee since the date of its last report to the Board of Directors. Each report shall be filed with the minutes of the Board of Directors to which it is presented, as a part of the corporate records.

                                   APPENDIX D

                           WESCO INTERNATIONAL, INC.

                         COMPENSATION COMMITTEE CHARTER

PURPOSE

     The Compensation Committee is appointed annually by the Board of Directors to discharge the Board's responsibilities relating to compensation for the Company's directors and executive officers. The Committee has overall responsibility for evaluating and approving the structure of the Company's executive compensation plans, policies and programs.

     The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company's annual proxy statement.

COMPENSATION COMMITTEE MEMBERSHIP

     The Compensation Committee shall consist of no fewer than three members, one of whom shall serve as chairperson of the Committee. The members of the Compensation Committee shall meet the independence requirements of the New York Stock Exchange and shall be "outside directors" for purposes of Section 162(m) of the Internal Revenue Code and "non-employee directors" for purposes of
Section 16b-3 of the Securities Exchange Act of 1934.

     The members of the Compensation Committee and the chairperson of the Compensation Committee shall be appointed at least annually by the Board of Directors on the recommendation of the Nominating and Governance Committee.

MEETINGS

     The Compensation Committee shall hold at least two meetings per year and such additional meetings as determined by the Compensation Committee or by its chairperson.

COMMITTEE AUTHORITY AND RESPONSIBILITY

     1. The Compensation Committee is responsible for the review and approval of compensation arrangements and plans for directors and executive officers, for the review and approval of compensation paid to other senior level executives, and for the administration of certain benefit and compensation plans and arrangements of the Company.

     2. On an annual basis, the Compensation Committee reviews and approves the compensation and benefit programs for the executive officers, including the Chairman and Chief Executive Officer.

     3. On a biannual basis, the Compensation Committee reviews and considers adjustments to the compensation plans for eligible members of the Board of Directors.

     4. The Compensation Committee has the sole authority to retain and approve the fees and expenses of legal, accounting, and/or compensation consultants to assist in evaluating plan structures and the total compensation and benefit arrangements provided under such plans.

     5. In conducting its annual review of compensation for the CEO and senior executives of the Company, the Compensation Committee has the authority to review, revise, and approve (a) the annual base salary, (b) the annual cash incentive, (c) the long-term equity based incentive, (d) employment agreements, severance arrangements, and change of control agreements in each case as, when and if appropriate, and (e) any special or supplemental benefits.

     6. The Compensation Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives, and recommend to the Board of Directors the CEO's compensation based on this evaluation. In determining both the annual cash incentive awards and long-term equity incentive components of CEO compensation, the Committee will consider the Company's performance and relative shareholder return, significant activities and accomplishments, the value of similar incentive awards to CEO's at comparable companies, and the awards given to the CEO in past years.

     7. The Compensation Committee will also review on an annual basis management's recommendations with respect to the compensation of all officers and key executives as well as all individuals or groups of individuals receiving awards under equity based plans. The Compensation Committee has the sole authority to grant equity awards and the timing, size, and other terms of any such awards. The Committee shall have full decision-making powers with respect to compensation intended to be performance-based compensation within the meaning of Section 162 (m) of the Internal Revenue Code.

     8. The Compensation Committee is responsible for approving the compensation, equity awards, and contractual arrangements of newly hired senior level executives and for executives having significant changes made to their total compensation as a result of changes in responsibility or other special situations.

     9. The Compensation Committee is responsible for the review and approval of changes or modifications to certain tax qualified benefit programs that are subject to the regulations established under the Employee Retirement Income Security Act (ERISA). In addition, the Compensation Committee is responsible for assuring that the equity-based plans requiring shareholder approval comply with standards and procedures established by the New York Stock Exchange and the Securities and Exchange Commission.

     10. The Compensation Committee is responsible for annually determining whether the Company's financial performance is sufficient for making discretionary, company-only payments to the WESCO Retirement Savings Plan.

     11.  The Compensation Committee shall annually review its own performance.

REPORTS OF THE COMMITTEE

     At each regular meeting of the Board of Directors, the Compensation Committee shall report the substance of all actions taken by the Committee since the date of its last report to the Board of Directors. Each report shall be filed with the minutes of the Board of Directors to which it is presented, as a part of the corporate records.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD          Please          [   ]
OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS         Mark Here
A VOTE FOR THE FOREGOING PROPOSAL.                      for Address
                                                        Change or
                                                        Comments
                                                        SEE REVERSE SIDE

ELECTION OF DIRECTORS:

  The election of three directors,
  01 Sandra Beach Lin, 02 Robert J. Tarr, Jr., and
  03 Kenneth L. Way
  for a three-year term to expire in 2007.

           FOR all nominees              WITHHOLD AUTHORITY
       listed above (except as             to vote for all
       marked to the contrary)          nominees listed above

                [ ]                             [ ]

(Instruction: To withhold authority to vote for any nominee, write that nominee's name on the line below.)

-------------------------------------------------------------


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR the foregoing proposal.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

CONSENTING TO RECEIVE ALL FUTURE ANNUAL MEETING
MATERIALS AND SHAREHOLDER COMMUNICATIONS               Please disregard if you
ELECTRONICALLY IS SIMPLE AND FAST! Enroll today at     have previously provided
www.melloninvestor.com/isdfor secure online access     your consent decision.
to your proxy materials, statements, tax documents and other important shareholder correspondence.




SIGNATURE                      SIGNATURE                      DATE        , 2004
         ---------------------          ---------------------     --------

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                         VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

     INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME
                      THE DAY PRIOR TO ANNUAL MEETING DAY.

    YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

               INTERNET                                 TELEPHONE
       HTTP://WWW.EPROXY.COM/WCC                      1-800-435-6710                          MAIL
  Use the Internet to vote your proxy.         Use any touch-tone telephone to           Mark, Sign and Date
  Have your proxy card in hand when     OR     vote your proxy. Have your proxy    OR      your proxy card
  you access the web site.                     card in hand when you call.                      and
                                                                                           return it in the
                                                                                         enclosed postage-paid
                                                                                               envelope.

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

 YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
 ON THE INTERNET AT WWW.WESCODIST.COM/ANNUALREPORT

WESCO INTERNATIONAL, INC.                     THIS PROXY IS SOLICITED ON BEHALF
225 WEST STATION SQUARE DRIVE, SUITE 700      OF THE BOARD OF DIRECTORS. THE
PITTSBURGH, PENNSYLVANIA 15219                BOARD OF DIRECTORS RECOMMENDS A
                                              VOTE FOR THE FOREGOING PROPOSAL.


PROXY

The undersigned hereby appoints Stephen A. Van Oss and Daniel A. Brailer as Proxies, and each of them with full power of substitution, to represent the undersigned and to vote all shares of common stock of WESCO International, Inc., which the undersigned would be entitled to vote if personally present and voting at the Annual Meeting of Shareholders to be held May 19, 2004 or any adjournment thereof, upon all matters coming before the meeting.

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE